UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon,

Hong Kong SAR

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 5300

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 13, 2006, Man Sang Holdings, Inc. (the “Company”) announced the resignation of Mr. YUEN Ka Lok, Ernest from the Board of Directors of the Company, effective January 13, 2006. Mr. Yuen Ka Lok, Ernest served as an independent non-executive director on the Compensation Committee and as the chairman of the Audit Committee.

On January 13, 2006, the Company announced the appointment of Dr. TSUI Francis King Chung as an independent non-executive to the Board of Directors of the Company. Dr. Tsui will replace Mr. Yuen as a member on the Compensation Committee and Audit Committee, effective January 13, 2006. The Board of Directors of the Company has determined Mr. Tsui is independent under Section 803 of the American Stock Exchange Company Guide.

Effective January 13, 2006, Mr. WONG Gee Hang, Henry will replace Mr. Yuen as the chairman of the Audit Committee, and will resign as the chairman of the Compensation Committee. Mr. Wong will remain as a member of the Compensation Committee, but will be replaced as the chairman of the Compensation Committee by Mr. LAI Chau Ming, Matthew, effective January 13, 2006.

Date: January 13, 2006	MAN SANG HOLDINGS, INC.

By:       /s/ CHENG Chung Hing, Ricky

CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer